Press Release
Media contact:	Investor contact:
Mike Jacobsen, APR	Christine Marchuska, CAIA
+1 330 490 3796	+1 607 206 9212
michael.jacobsen@dieboldnixdorf.com	christine.marchuska@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
May 10, 2022

Diebold Nixdorf Reports 2022 First Quarter Financial Results
Please visit http://www.dieboldnixdorf.com/earnings for a comprehensive shareholder letter and additional content

HUDSON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its first quarter 2022 financial results.

Key Highlights
•Backlog remained strong, fueled by our product-related order entry up 23% year-over-year and 2% sequentially, driven by demand for our DN Series™ ATMs and self-checkout (SCO) devices
•Reported revenue of $830 million driven by strong demand for our Banking and Retail solutions offset by the continued challenging macro and geopolitical environment
•Company announces plan to streamline operations and focus on key value drivers for customers and shareholders, expected to yield savings of more than $150 million over next 12-18 months; achieving its original financial growth, profitability and free cash flow targets by 2024

Octavio Marquez, Diebold Nixdorf president and chief executive officer, said: "Like many companies, we faced several challenges during the first quarter from the global pandemic, war in Ukraine, rising inflation and uncertainty around financial markets and global supply chains. Through our discipline, hard work and commitment to customers we remained resilient against these challenges. While market demand for our solutions is very strong, we recognize the need to accelerate conversion of product backlog to revenue and applying even more operational rigor to manage these challenges."

"To that end, we are instituting a plan to simplify our business and focus on areas that provide extraordinary value to our stakeholders. We will accomplish this through streamlining our operations to drive efficiencies and digitizing processes where possible, while investing in growth and great service for our customers. We expect to see significant cost savings of more than $150 million over the next 12 to 18 months and a return to our original financial growth, profitability and free cash flow targets by 2024. While we continue to live in uncertain times given the challenging macro environment, we have strong relationships with our customers who value the solutions we offer. We are committed to making the changes necessary to unlock the intrinsic value of our business and creating the best environment for our people to thrive."

Business Highlights
•Banking
◦Continued momentum for our DN Series ATMs, with new systems live and certified in 80+ countries
◦Secured a contract for $5 million with Asia Pacific-based Military Bank for DN Series devices along with services and software, resulting in over 70% of the bank’s fleet now comprising Diebold Nixdorf devices
◦Grew the number of banking devices tied to the AllConnectSM Data Engine, with over 160,000 units connected at the end of Q1 as we continue to track to 225,000 connected devices by the end of 2022
•Retail
◦Expanded our relationship with a global grocery retailer with a $39 million contract as the single supplier for devices, software and services continuing through 2023
◦Won a $14 million, three-year contract for services renewal as well as expansion of services with a top EMEA-based retailer with a presence in nearly 20 countries
◦Continued demand for our SCO devices, evidenced by a ~125% YoY increase in order entry
•Growth initiatives
◦Secured a $6 million Managed Services contract in Europe with one of the largest express delivery companies in the world, including ongoing service management and potential opportunities for expansion
◦Launched our Vynamic® Retail Platform, a cloud-native software solution for retailers with the ability to have services deployed individually or used together, giving the retailer an end-to-end management solution
◦Continued momentum for our electric vehicle (EV) charging services business, demonstrated by our expanded partnership with alpitronic with a contract for more than 10,000 chargers across Europe, and two additional agreements with other notable players in the EV charging space, including a pilot project to service more than 7,000 chargers in the U.S.
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Jeff Rutherford, Diebold Nixdorf executive vice president and chief financial officer, said: “Given the macro environment conditions, we are revising our 2022 financial outlook. The company now expects total revenue of $3.7 billion to $3.9 billion, which includes the elimination of revenue from Russia and Ukraine of approximately $80 million, incremental unfavorable currency exchange (FX) of approximately $160 million as well as continued supply chain challenges. We remain encouraged by order entry activity, a forward-looking indicator of demand, and are confident in our operating model as we implement cost savings and additional operational rigor to accelerate the pace of backlog conversion to revenue. Our revised adjusted EBITDA guidance range reflects lower revenue guidance in addition to higher rate and duration of inflation net of incremental cost savings. The decrease in the revised free cash flow outlook is directly correlated with the decline in expected adjusted EBITDA as well as working capital normalization. This revised guidance is prior to any cash restructuring charges. Despite these headwinds in 2022, our long-term adjusted EBITDA outlook considers more timely conversion of our orders into revenue, continued price increases and the normalization of inflation, and operating expense reductions from streamlining operations and automating processes. Collectively, these actions will allow for us to reconfirm our previously communicated three-year financial targets, albeit one year later due to the macro-economic climate that we and others have faced over the past 18 months.”

Full-year 2022 Outlook

	Previous Outlook	Revised Outlook
Total Revenue	$4.0B - $4.2B	$3.7B - $3.9B
Adjusted EBITDA (non-GAAP measure)[1]	$440M - $460M	$320M - $350M
Free cash flow (non-GAAP measure)[2]	$130M - $150M	Break even
Return on Invested Capital (non-GAAP measure)[1,3]	~17%	~13%

Three-year Targets

2024 Financial Targets
Revenue Growth	2.0% - 4.0% CAGR
Profitability	>13% Adjusted EBITDA Margin*
Free Cash Flow	>50% conversion of Adjusted EBITDA to levered Free Cash Flow*
* Non-GAAP metric. See “Non-GAAP Financial Measures and Other Information” for additional information

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Octavio Marquez, president and chief executive officer, and Jeffrey Rutherford, chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. ET. All materials and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

1 - With respect to the company’s adjusted EBITDA and Return on Invested Capital (ROIC) outlook for 2022, it is not providing a reconciliation to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
2 - Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities from continuing operations less capital expenditures, less cash used for capitalized software development, and excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use of cash for the settlement of foreign exchange derivative instruments. With respect to the company’s non-GAAP free cash flow outlook for 2022, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measure calculated and presented in accordance with GAAP without unreasonable effort. This measure primarily excludes the future impact of changes in cash of assets held for sale, cash used for M&A activities and the settlement of foreign exchange derivative instruments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net cash provided (used) by operating activities calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
3 - ROIC is defined as tax-effected adjusted operating profit (NOPAT), utilizing an estimated 30% effective tax rate, divided by average invested capital for the period.
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Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow (use) and unlevered free cash flow (use), net debt, EBITDA, adjusted EBITDA, segment gross profit, segment gross margin and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the secured and unsecured senior notes. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development, changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. Unlevered free cash flow (use) provides incremental visibility into the company's liquidity by excluding cash used for interest payments from free cash flow (use). For more information, please refer to the section, "Notes for Non-GAAP Measures."

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Forward-Looking Statements
This press release contains statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated revenue, future liquidity and financial position.

Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others:

•the overall impact of global supply chain complexities on the company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;
•the ultimate impact of the ongoing COVID-19 pandemic including further adverse effects to the company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;
•the company's ability to successfully meet its cost-reduction goals and to continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now and its digitally enabled hardware, services and software strategy;
•the success of the company’s new products, including its DN Series line and EASY family of retail checkout solutions;
•the impact of a cybersecurity breach or operational failure on the company's business;
•the company's ability to generate sufficient cash to service its debt or to comply with the covenants contained in the agreements governing its debt and to successfully refinance its debt;
•the company’s ability to attract, retain and motivate key employees;
•changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;
•the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;
•the outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG and the merger/squeeze-out;
•the impact of market and economic conditions, including the proliferation of cash and any deterioration or disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce the company’s customer base and/or adversely affect its customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit; competitive pressures, including pricing pressures and technological developments;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the conflict between Russia and Ukraine), taxes and regulations and laws affecting the worldwide business in each of the company's operations;
•the company's ability to maintain effective internal controls;
•unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the company’s ability to comply with government regulations; and
•other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021 and in other documents the company files with the SEC.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only to the date of this document.

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Summary Financial Results
($ in millions, except per share data)

	Three months ended
	March 31, 2022		March 31, 2021		% Change
	GAAP	Non-GAAP[4]	GAAP	Non-GAAP[4]	GAAP		Non-GAAP
Total net sales	$829.8	$829.8	$943.9	$943.9	(12.1)		(12.1)
Gross profit	$185.3	$185.3	$273.2	$273.4	(32.2)		(32.2)
Operating profit (loss)	$(83.4)	$(7.3)	$36.2	$79.0	N/M		N/M
Operating margin	(10.1)%	(0.9)%	3.8%	8.4%	(1,390)	bps	(930)	bps
Net income (loss)	$(183.9)	$(127.7)	$(8.1)	$23.3	N/M		N/M
Diluted earnings/(loss) per share[5]	$(2.33)	$(1.61)	$(0.10)	$0.29	N/M		N/M
Adjusted EBITDA		$9.4		$100.3			(90.6)
•Total net sales decreased 12.1%, or $114.1 million YoY, due to longer lead times resulting from global supply chain and logistics issues.
•Non-GAAP operating profit declined by $86.3 million primarily due to revenue delays and inflationary raw material, labor and freight costs.

	Q1 2022	Q1 2021	TTM 3/31/2022
Net cash (used) provided by operating activities (GAAP measure)	$(226.2)	$(65.2)	$(37.7)
Excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities	3.4	(0.6)	25.0
Excluding the use of cash for the settlement of foreign exchange derivative instruments	—	4.4	0.1
Capital expenditures	(4.0)	(2.5)	(18.4)
Capitalized software development	(7.6)	(5.9)	(32.8)
Free cash flow/(use) (non-GAAP measure)[2]	$(234.4)	$(69.8)	$(63.8)

Add back: cash interest	$58.6	$60.0	$173.7
Unlevered free cash flow/(use) (non-GAAP measure)	$(175.8)	$(9.8)	$109.9
•Free cash use of $234.4 million in the quarter was unfavorable by $164.6 million versus the prior year quarter reflecting the increase in net loss, the timing of payable disbursements and increased inventory purchases in response to longer lead times.

4 - See note 1 below for GAAP to Non-GAAP adjustments to gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense and impairment of assets; note 2 for adjusted EBITDA and note 3 for adjusted net income/loss and adjusted EPS.
5 - Represents Diluted earnings (loss) per share attributable to Diebold Nixdorf, Incorporated.

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Financial Results of Operations and Segments
Revenue Summary by Reportable Segment & Business Line - Unaudited
Three months ended March 31, 2022 compared to March 31, 2021

	Three months ended
	March 31
($ in millions)	2022	2021	% Change	% Change in CC6
Segments
Eurasia Banking
Services	$136.1	$161.5	(15.7)	(10.6)
Products	113.3	131.6	(13.9)	(8.2)
Software	28.5	34.7	(17.9)	(13.1)
Total Eurasia Banking	$277.9	$327.8	(15.2)	(9.9)

Americas Banking
Services	$202.3	$206.3	(1.9)	(2.4)
Products	55.9	70.5	(20.7)	(21.6)
Software	26.6	34.9	(23.8)	(23.8)
Total Americas Banking	$284.8	$311.7	(8.6)	(9.2)

Retail
Services	$100.0	$114.6	(12.7)	(7.7)
Products	121.7	143.7	(15.3)	(10.0)
Software	45.4	46.1	(1.5)	5.6
Total Retail	$267.1	$304.4	(12.3)	(6.8)

Total by Business Line
Services	$438.4	$482.4	(9.1)	(6.3)
Products	290.9	345.8	(15.9)	(11.8)
Software	100.5	115.7	(13.1)	(9.2)
Total net sales	$829.8	$943.9	(12.1)	(8.7)

Non-GAAP Gross Profit & Margin by Reportable Segment & Business Line - Unaudited
Three months ended March 31, 2022 compared to March 31, 2021
	Three months ended
	March 31, 2022		March 31, 2021		Change
($ in millions)	Gross Profit[6]	Margin[6]	Gross Profit	Margin	Gross Profit	Margin
Eurasia Banking
Services	$36.8	27.0%	$45.8	28.4%	$(9.0)	(140)	bps
Products	7.5	6.6%	33.7	25.6%	(26.2)	(1,900)	bps
Software	9.8	34.4%	17.2	49.6%	(7.4)	(1,520)	bps
Total gross profit	$54.1	19.5%	$96.7	29.5%	$(42.6)	(1,000)	bps

Americas Banking
Services	$55.9	27.6%	$63.6	30.8%	$(7.7)	(320)	bps
Products	5.4	9.7%	12.7	18.0%	(7.3)	(830)	bps
Software	10.9	41.0%	21.2	60.7%	(10.3)	(1,970)	bps
Total gross profit	$72.2	25.4%	$97.5	31.3%	$(25.3)	(590)	bps

Retail
Services	$24.5	24.5%	$31.3	27.3%	$(6.8)	(280)	bps
Products	19.4	15.9%	28.7	20.0%	(9.3)	(410)	bps
Software	15.1	33.3%	19.2	41.6%	(4.1)	(830)	bps
Total gross profit	$59.0	22.1%	$79.2	26.0%	$(20.2)	(390)	bps

Total by Business Line
Services	$117.2	26.7%	$140.7	29.2%	$(23.5)	(250)	bps
Products	32.3	11.1%	75.1	21.7%	(42.8)	(1,060)	bps
Software	35.8	35.6%	57.6	49.8%	(21.8)	(1,420)	bps
Total gross profit	$185.3	22.3%	$273.4	29.0%	$(88.1)	(670)	bps
6 - There are no differences between GAAP and non-GAAP gross profit/margin in the first quarter of 2022. See note 1 below for GAAP to Non-GAAP adjustments to gross profit in the first quarter of 2021.
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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q1 2022	Q1 2021
Net sales
Services	$526.2	$573.6
Products	303.6	370.3
Total	829.8	943.9
Cost of sales
Services	374.2	389.6
Products	270.3	281.1
Total	644.5	670.7
Gross profit	185.3	273.2
Gross margin	22.3%	28.9%
Operating expenses
Selling and administrative expense	181.0	203.4
Research, development and engineering expense	32.3	34.1
(Gain) loss on sale of assets, net	0.2	(0.5)
Impairment of assets	55.2	—
Total	268.7	237.0
Percent of net sales	32.4%	25.1%
Operating profit (loss)	(83.4)	36.2
Operating margin	(10.1)%	3.8%
Other income (expense)
Interest income	1.3	1.7
Interest expense	(48.1)	(48.7)
Foreign exchange gain (loss), net	(4.7)	5.7
Miscellaneous, net	2.6	(0.7)
Total other income (expense)	(48.9)	(42.0)
Loss before taxes	(132.3)	(5.8)
Income tax expense	50.9	1.2
Equity in loss of unconsolidated subsidiaries	(0.7)	(1.1)
Net loss	(183.9)	(8.1)
Net income (loss) attributable to noncontrolling interests	(0.8)	—
Net loss attributable to Diebold Nixdorf, Incorporated	$(183.1)	$(8.1)

Basic and diluted weighted-average shares outstanding	78.7	78.0

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(2.33)	$(0.10)
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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	3/31/2022	12/31/2021
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$224.7	$388.9
Short-term investments	42.1	34.3
Trade receivables, less allowances for doubtful accounts	549.8	595.2
Inventories	620.8	544.2
Other current assets	344.1	324.7
Total current assets	1,781.5	1,887.3
Securities and other investments	9.7	11.0
Property, plant and equipment, net	131.5	138.1
Goodwill	731.9	743.6
Customer relationships, net	277.3	301.7
Other assets	384.6	425.5
Total assets	$3,316.5	$3,507.2

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$10.4	$47.1
Accounts payable	623.9	706.3
Deferred revenue	379.1	322.4
Other current liabilities	649.1	673.6
Total current liabilities	1,662.5	1,749.4

Long-term debt	2,340.5	2,245.6
Long-term liabilities	322.1	349.2

Total Diebold Nixdorf, Incorporated shareholders' equity	(1,016.7)	(845.1)
Noncontrolling interests	8.1	8.1
Total equity	(1,008.6)	(837.0)
Total liabilities and equity	$3,316.5	$3,507.2

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 3/31/2022	YTD 3/31/2021
Cash flow from operating activities
Net loss	$(183.9)	$(8.1)
Adjustments to reconcile net loss to cash flow used by operating activities:
Depreciation and amortization	14.5	19.8
Amortization of Wincor Nixdorf purchase accounting intangible assets	18.5	19.9
Amortization of deferred financing costs into interest expense	4.3	4.3
Share-based compensation	1.7	3.5
(Gain) loss on sale of assets, net	0.2	(0.5)
Impairment of assets	55.2	—
Deferred income taxes	—	1.8
Changes in certain assets and liabilities
Trade receivables	35.2	(1.3)
Inventories	(83.0)	(60.2)
Accounts payable	(77.7)	64.1
Deferred revenue	54.2	32.2
Sales tax and net value added tax	(24.8)	(24.5)
Income taxes	38.1	(8.5)
Accrued salaries, wages and commissions	(21.3)	(18.9)
Restructuring accrual	(11.5)	(10.6)
Warranty liability	(0.4)	(0.4)
Pension and post retirement benefits	(22.5)	(16.4)
Certain other assets and liabilities	(23.0)	(61.4)
Net cash provided (used) by operating activities	(226.2)	(65.2)
Cash flow from investing activities
Capital expenditures	(4.0)	(2.5)
Capitalized software development	(7.6)	(5.9)
Proceeds from divestitures, net of cash divested	5.8	—
Proceeds from maturities of investments	126.8	109.2
Payments for purchases of investments	(126.8)	(97.6)
Net cash provided (used) by investing activities	(5.8)	3.2
Cash flow from financing activities
Revolving credit facility borrowings (repayments), net	75.0	(30.0)
Other debt borrowings	0.3	0.6
Other debt repayments	(4.7)	(2.4)
Contributions from noncontrolling interest holders	—	12.7
Other	(5.0)	(5.8)
Net cash provided (used) by financing activities	65.6	(24.9)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1.5	(1.8)
Change in cash, cash equivalents and restricted cash	(164.9)	(88.7)
Add: Cash included in assets held for sale at beginning of period	3.1	2.7
Less: Cash included in assets held for sale at end of period	2.4	3.7
Cash, cash equivalents and restricted cash at the beginning of the period	388.9	324.5
Cash, cash equivalents and restricted cash at the end of the period	$224.7	$234.8

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow/(use) and net debt.

1. Profit/loss summary (Dollars in millions):

Three months ended March 31, 2022 compared to March 31, 2021

	Q1 2022						Q1 2021
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$829.8	$185.3	22.3%	$268.7	$(83.4)	(10.1)%	$943.9	$273.2	28.9%	$237.0	$36.2	3.8%
Restructuring and DN Now transformation expenses	—	—		—	—		—	0.5		(22.6)	23.1
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(18.5)	18.5		—	—		(19.9)	19.9
Non-routine income/expense:
Legal/deal expense	—	—		(1.1)	1.1		—	—		(0.6)	0.6
North America ERP impairment	—	—		(38.4)	38.4		—	—		—	—
Russia/Ukraine impairment	—	—		(16.8)	16.8		—	—		—	—
Crisis in Ukraine costs	—	—		(1.3)	1.3		—	—		—	—
Divestitures and fixed asset sales	—	—		—	—		—	—		0.5	(0.5)
Other	—	—		—	—		—	(0.3)		—	(0.3)
Non-routine expenses, net	—	—		(57.6)	57.6		—	(0.3)		(0.1)	(0.2)
Non-GAAP Results	$829.8	$185.3	22.3%	$192.6	$(7.3)	(0.9)%	$943.9	$273.4	29.0%	$194.4	$79.0	8.4%

Restructuring and DN Now transformation expenses relate to the program that culminated in the fourth quarter of 2021, largely focused on transitioning to a shared service model, including GAAP restructuring costs, as well as the third-party costs of the DN Now program and related accelerated depreciation. The Wincor Nixdorf intangible asset amortization relates to the intangible assets established in purchase accounting as management believes that this is useful information to investors by highlighting the impact on the company's operations. Legal and deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity. North America ERP impairment relates to the decision made by new leadership to indefinitely suspend the North America ERP implementation and strategically shift the digital transformation initiatives to the Company's distribution subsidiaries which have a much greater opportunity for process standardization and related cost reductions. Russia/Ukraine impairment relates to the charges taken for trade receivables from customers in the region that are doubtful of being collected, inventory specifically for customers in the region and various other assets which are not recoverable. Crisis in Ukraine costs primarily relate to humanitarian efforts for our employees and their families, as well as expenses incurred in connection with the economic sanctions levied. Divestitures and fixed asset sales relates primarily to the divestitures of non-core businesses in 2021.

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2. Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) (Dollars in millions):

	Q1 2022	Q1 2021	TTM 3/31/2022
Net loss	$(183.9)	$(8.1)	$(253.9)
Income tax expense (benefit)	50.9	1.2	77.4
Interest income	(1.3)	(1.7)	(5.7)
Interest expense	48.1	48.7	194.7
Depreciation and amortization	33.0	39.7	142.4
EBITDA	(53.2)	79.8	154.9
Share-based compensation	1.7	3.5	12.0
Amortization of cloud-based software implementation costs	0.5	—	0.5
Foreign exchange (gain) loss, net	4.7	(5.7)	12.4
Miscellaneous, net	(2.6)	0.7	(6.7)
Equity in loss of unconsolidated subsidiaries	0.7	1.1	(0.7)
Restructuring and DN Now transformation expenses	—	21.1	75.9
Non-routine (income) expense, net	57.6	(0.2)	76.3
Adjusted EBITDA	$9.4	$100.3	$324.6
Adjusted EBITDA % revenue	1.1%	10.6%	8.6%

The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense. Consistent with the company's credit agreement, Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, amortization of cloud-based software implementation costs, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and DN Now transformation expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. To remain comparable to the U.S. GAAP depreciation and amortization measures, the company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the Adjusted EBITDA reconciliation of $18.5 and $19.9 for the three months ended March 31, 2022 and 2021. Additionally, $2.0 of accelerated depreciation expense for the three months ended March 31, 2021 was excluded from Restructuring and DN Now transformation expenses. Deferred financing fees amortization of $4.3 for each of the three months ended March 31, 2022 and 2021 is included in interest expense. Amortization of cloud-based software implementation represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included in selling and administrative expenses but are not considered GAAP depreciation and amortization. These are non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3. Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to non-GAAP EPS (Dollars in millions, except per share data):

	Q1 2022		Q1 2021
	$	per share	$	per share
Net loss	$(183.9)	$(2.34)	$(8.1)	$(0.10)
Net income (loss) attributable to noncontrolling interests	(0.8)	(0.01)	—	—
Net loss attributable to Diebold Nixdorf, Incorporated	$(183.1)	$(2.33)	$(8.1)	$(0.10)
Restructuring and DN Now transformation expenses	—	—	23.1	0.29
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	18.5	0.24	19.9	0.25
North America ERP impairment	38.4	0.49	—	—
Russia/Ukraine impairment	16.8	0.21	—	—
Other non-routine (income)/expense, net	2.4	0.03	(0.2)	—
Tax impact (inclusive of allocation of discrete tax items)	(19.9)	(0.25)	(11.4)	(0.14)
Total adjusted net income (loss) (non-GAAP measure)	$(127.7)	$(1.62)	$23.3	$0.29
Net income (loss) attributable to noncontrolling interests	(0.8)	(0.01)	—	—
Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (non-GAAP measure)	$(126.9)	$(1.61)	$23.3	$0.29
Refer to note 1 for additional information on non-routine (income)/expense for the periods presented.

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4. Net debt is calculated as follows (Dollars in millions):

	March 31, 2022	December 31, 2021	March 31, 2021
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$266.8	$423.2	$256.1
Cash included in assets held for sale	2.4	3.1	3.7
Debt instruments	(2,350.9)	(2,292.7)	(2,281.7)
Net debt (non-GAAP measure)	$(2,081.7)	$(1,866.4)	$(2,021.9)

We believe that given the significant cash, cash equivalents. restricted cash and short-term investments on the balance sheet that net cash against outstanding debt is a meaningful measure.

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PR_22-4055
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